UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2016

SUPERIOR ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34037	75-2379388
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

1001 Louisiana Street, Suite 2900 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(713) 654-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2016, the executive officers of Superior Energy Services, Inc. requested, with the approval of the Compensation Committee of the Board of Directors, to take a voluntary 15% base salary reduction effective as of April 1, 2016, as one of a number of cost saving measures implemented in response to the steep and sustained downturn in the price of oil. These reduced base salaries will be used for purposes of calculating potential benefits available to our executives under the Company’s salary-based benefit plans and programs.

Item 8.01.	Other Events.

On March 30, 2016, consistent with the base salary reductions taken by the executive officers, the Nominating and Corporate Governance Committee of the Board of Directors recommended, and the Board of Directors approved, a 15% reduction in the annual director retainer effective as of April 1, 2016.

Additionally, on March 31, 2016, the Company announced that its Board of Directors had approved management’s recommendation to eliminate the Company’s quarterly dividend program. A copy of the Company’s press release announcing the decision is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release issued by Superior Energy Services, Inc., March 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.

By:	/s/ Robert S. Taylor
Robert S. Taylor
Executive Vice President, Treasurer and Chief Financial Officer

Dated: March 31, 2016